Exhibit 24.1

POWER OF ATTORNEY

I, Raymond L. Ocampo, Jr., a director of The PMI Group, Inc. (the “Corporation”), hereby authorize and designate each of L. Stephen Smith and Donald P. Lofe, Jr. my agent and attorney-in-fact, with full power of substitution to prepare and sign on my behalf any Form 3, Form 4 or Form 5 under Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and file, or cause to be filed, the same with the Securities and Exchange Commission and, if applicable, each national stock exchange on which the Corporation’s stock is listed and to do anything else necessary or proper in connection to the foregoing.

The power of attorney shall remain in effect as long as I am subject to Section 16 of the Exchange Act with respect to the Corporation, and shall not be affected by my subsequent disability or incompetence.

Dated: January 17, 2012

  /s/ Raymond L. Ocampo, Jr.
                                                                                                                                                                        Director's Signature